Exhibit 23.3

Consent of Independent Auditor
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Occidental Petroleum Corporation of our report dated March 8, 2024, relating to the consolidated financial statements of CrownRock, L.P. and its subsidiaries, appearing in Occidental Petroleum Corporation’s Current Report on Form 8-K filed July 19, 2024.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, P.C.
Houston, Texas
July 28, 2025